EXHIBIT 33.2

TORCHLIGHT LOAN SERVICES
Certification Regarding Compliance with Applicable Servicing Criteria on SEC Regulation AB

1.	Torchlight Loan Services, LLC (the “Company”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2012 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include commercial mortgage-backed securities transactions that were issued on or after January 1, 2006 and that were registered with the SEC pursuant to the Securities Act of 1933, for which the Company acted as special servicer (the “Platform”);

2.	The commercial mortgage-backed securities transactions covered by this Platform, for the 12-month period ended December 31, 2012 are:

•	Credit Suisse Commercial Mortgage Trust 2007-C2

•	Credit Suisse Commercial Mortgage Trust 2007-C4

•	GS Mortgage Securities Corporation 2006-GG6

•	ML-CFC Commercial Mortgage Trust 2006-3

•	Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-5

•	GS Mortgage Securities Corporation 2011-GC5

•	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C4

•	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
The commercial mortgage-backed securities transactions covered by this Platform also include the following asset pool, for the period July 26, 2012 (date the Company became special servicer) through December 31, 2012:

•	Bear Stearns Commercial Mortgage Securities Trust 2006-PWR14
The commercial mortgage-backed securities transactions covered by this Platform also include the following asset pool, for the period January 24, 2012 (date the Company became special servicer) through December 31, 2012:

•	Citigroup Commercial Mortgage Securities Trust 2004-C2
The commercial mortgage-backed securities transactions covered by this Platform also include the following asset pool, for the period April 20, 2012 (date the Company became special servicer) through December 31, 2012:

•	GE Commercial Mortgage Corporation 2007-C1
The commercial mortgage-backed securities transactions covered by this Platform also include the following asset pool, for the period June 28, 2012 (date the Company became special servicer) through December 31, 2012:

230 Park Avenue New York, New York 10169
T 212.883.2698 F 212.883.2998
E saltman@torchlightinvestors.com

•	WFRBS Commercial Mortgage Trust 2012-C7
The commercial mortgage-backed securities transactions covered by this Platform also include the following asset pool, for the period November 13, 2012 (date the Company became special servicer) through December 31, 2012:

•	COMM 2012-CCRE4 Commercial Mortgage Trust
The commercial mortgage-backed securities transactions covered by this Platform also include the following asset pool, for the period January 1, 2012 through October 10, 2012 (date the Company was replaced as special servicer):

•	Credit Suisse Commercial Mortgage Trust 2007-TFL1

3.	Except as set forth in paragraph 4 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.	The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	The Company has complied, in all material respects, with the applicable servicing criteria as of December 31, 2012 and for the Reporting Period with respect to the Platform taken as a whole; and

6.	CohnReznick LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 13, 2013	Torchlight Loan Services, LLC

	By:	/s/ Steve Altman
Name: Steve Altman
Title: Authorized Signatory

230 Park Avenue New York, New York 10169
T 212.883.2698 F 212.883.2998
E saltman@torchlightinvestors.com

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)i	Unissued checks are safeguarded so as to prevent unauthorized access.				X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:

1122(d)(3)(i)(A)	are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(3)(i)(B)	provide information calculated in accordance with the terms specified in the transaction agreements;	X

1122(d)(3)(i)(C)	are filed with the Commission as required by its rules and regulations;				X

1122(d)(3)(i)(D)	agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.				X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.				X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on [pool assets] is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	[pool asset] and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)ii	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.				X

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.				X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.				X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

Appendix A

i	This criteria is not applicable as the Asserting Party does not keep unissued checks.
ii	This criteria is not applicable as the Asserting Party does not routinely accept or process payments directly.